As filed with the Securities and Exchange Commission on October 30, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF l934

New STERIS Limited

(Exact name of Registrant as specified in its charter)

England and Wales	98-1203539
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Chancery House, 190 Waterside Road

Hamilton Industrial Park, Leicester LE5 1QZ

United Kingdom

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-200598

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, par value £0.10 per share, of New STERIS Limited (which currently intends to change its name to “STERIS plc” on November 2, 2015) under the captions “Certain U.S. Federal Income Tax Considerations,” “Certain United Kingdom Tax Considerations,” “Description of New STERIS Shares” and “Comparison of the Rights of Steris Shareholders and New STERIS Shareholders” in the prospectus which constitutes a part of the Registration Statement on Form S-4 filed by New STERIS Limited with the Securities and Exchange Commission on February 9, 2015 (Registration No. 333-200598), including exhibits, as amended to date and as may be subsequently amended from time to time, is hereby incorporated by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of New STERIS Limited are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 30, 2015	New STERIS Limited

(Registrant)

	By:	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Executive Vice President, Chief Financial Officer and Treasurer